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                                                                      EXHIBIT 8

                                                              February 10, 1998

American Radio Systems Corporation
116 Huntington Avenue
Boston, Massachusetts 02116

American Tower Systems Corporation
116 Huntington Avenue
Boston, Massachusetts 02116

Ladies and Gentlemen:

  The following opinion is filed with the Securities and Exchange Commission (the "SEC") as Exhibit 8 to the registration statement on Form S-4 (the "Registration Statement") filed by American Tower Systems Corporation ("Tower") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the offering of Tower common stock pursuant to the Amended and Restated Agreement and Plan of Merger, dated December 18, 1997, and as may be amended from time to time, by and among American Radio Systems Corporation ("Radio"), CBS Corporation, and R Acquisition Corp.

  We have acted as counsel for Tower and for Radio in connection with the preparation of the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, corporate records, certificates and statements of officers and accountants of Radio and Tower and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. Specifically, and without limiting the generality of the foregoing, we have reviewed Radio's Annual Report on Form 10-K for the year ended December 31, 1996, as amended (the "Annual Report"), filed under the Securities Exchange Act of 1934, as amended. With respect to all questions of fact on which the opinion set forth below is based, we have assumed the accuracy and completeness of and have relied on the information set forth in the Annual Report and in the Registration Statement, and in the documents incorporated therein by reference, and on representations made to us by the officers of Radio. We have not independently verified such information; nothing has come to our attention, however, which would lead us to believe that we are not entitled to rely on such information.

  The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the "Tax Laws"). No assurance can be given that the Tax Laws will not change. In preparing the discussions with respect to Tax Laws matters in the sections of the Registration Statement captioned "The Merger and Tower Separation--Certain Federal Income Tax Consequences of Merger and Tower Merger" and "The Merger and Tower Separation--Certain Federal Income Tax Consequences of ATC Merger," we have made certain assumptions and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference.

  Based upon and subject to the foregoing, we are of the opinion that the discussions with respect to Tax Laws matters in the sections of the Registration Statement captioned "The Merger and Tower Separation--Certain Federal Income Tax Consequences of Merger and Tower Merger" and "The Merger and Tower Separation--Certain Federal Income Tax Consequences of ATC Merger," in all material respects are accurate and fairly summarize the material Tax Laws consequences with respect to the transactions discussed in said sections, and hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matter thereof.
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  This opinion is intended solely for the benefit and use of Radio and Tower and their respective stockholders, and it is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law) without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein under the captions "The Merger and Tower Separation--Certain Federal Income Tax Consequences of Merger and Tower Merger" and "The Merger and Tower Separation--Certain Federal Income Tax Consequences of ATC Merger." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the SEC promulgated thereunder.

                                          Very truly yours,

                                          Sullivan & Worcester LLP

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